Copart, Inc.

For Immediate Release

Copart Reports First Quarter Fiscal 2011 Financial Results

Fairfield, Calif. (November 30, 2010) – Copart, Inc. (NASDAQ: CPRT) today reported the results for its first quarter ended October 31, 2010.

For the three months ended October 31, 2010, revenue, operating income and net income were $212.7 million, $59.6 million and $37.8 million, respectively. These represent increases in revenue of $27.2 million, or 14.7%; in operating income of $3.1 million, or 5.5%; and in net income of $2.6 million, or 7.2%, from the same quarter last year. Fully diluted earnings per share for the three months ended October 31, 2010 were $0.45 compared to $0.42 for the same period last year, an increase of 7.1%.

On August 1, 2010, the Company adopted Accounting Standards Update 2009-13, Revenue Arrangements with Multiple Deliverables. Consequently, the Company now recognizes in the period earned, certain revenues, primarily towing fees, titling fees and seller storage fees, which were previously deferred until the period the car associated with those revenues was sold. As a result of this change, the Company recognized approximately $9.1 million in revenue and $8.8 million in expenses associated with that revenue which would have otherwise been recognized in future periods.

During the first quarter of fiscal 2011, the Company repurchased 2,249,826 shares of its common stock at a weighted average price of $33.65 per share under its share repurchase program. At the end of the quarter, Copart had 12,979,454 shares available for repurchase under its share repurchase program.

On Wednesday, December 1, 2010, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://w.on24.com/r.htm?e=266034&s=1&k=6B91831719E7128152737BF7089DC99D. A replay of the call will be available through January 1, 2011 by calling (888) 203-1112. Use confirmation code #5501467.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships, the general public and others. The Company currently operates 152 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the "Management's Discussion and Analysis" and the other risks identified in Copart's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Cindy Cross, Assistant to the Chief Financial Officer
(707) 639-5427

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three months ended October 31,
	2010	2009
Net sales and revenue:
Service revenues	$179,580	$153,765
Vehicle sales	33,087	31,696
Total service revenues and vehicle sales	212,667	185,461

Operating costs and expenses:
Yard operations	86,158	69,925
Cost of vehicle sales	28,206	24,429
Yard depreciation and amortization	9,449	8,522
Gross margin	88,854	82,585
General and administrative	26,984	23,920
General and administrative depreciation and amortization	2,276	2,173
Total operating expenses	153,073	128,969
Operating income	59,594	56,492
Other income (expense):
Interest income (expense)	65	(71)
Other income	504	631
Total other income	569	560
Income before income taxes	60,163	57,052
Income taxes	22,340	21,782
Net income	$37,823	$35,270

Earnings per share-basic
Basic net income per share	$0.45	$0.42
Weighted average common shares outstanding	83,745	84,045

Earnings per share-diluted
Diluted net income per share	$0.45	$0.42
Weighted average common shares and dilutive potential common shares outstanding	84,406	84,948

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Balance Sheets
(in thousands)
(Unaudited)

	October 31, 2010	July 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$260,470	$268,188
Accounts receivable, net	117,032	109,061
Inventories and vehicle pooling costs	25,065	34,866
Income taxes receivable	2,380	10,958
Prepaid expenses and other assets	11,769	14,342
Total current assets	416,716	437,415
Property and equipment, net	574,880	573,514
Intangibles, net	11,976	13,016
Goodwill	178,438	175,870
Deferred income taxes	9,375	10,213
Other assets	18,762	18,784
Total assets	$1,210,147	$1,228,812

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$95,423	$93,740
Deferred revenue	5,607	10,642
Income taxes payable	14,616	1,314
Deferred income taxes	241	1,154
Other current liabilities	343	374
Total current liabilities	116,230	107,224
Deferred income taxes	9,671	9,748
Income taxes payable	24,054	23,369
Other liabilities	1,163	1,237
Total liabilities	151,118	141,578
Commitments and contingencies
Shareholders' equity:
Common stock, no par value - 180,000 shares authorized; 82,186 and 84,363 shares issued and outstanding at October 31, 2010 and July 31, 2010, respectively	361,298	365,507
Accumulated other comprehensive loss	(28,483)	(32,741)
Retained earnings	726,214	754,468
Total shareholders' equity	1,059,029	1,087,234
Total liabilities and shareholders' equity	$1,210,147	$1,228,812

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended October 31,
	2010	2009
Cash flows from operating activities:
Net income	$37,823	$35,270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,722	10,614
Allowance for doubtful accounts	(41)	176
Deferred rent	(88)	(125)
Share-based compensation	4,636	4,285
Excess tax benefits from share-based compensation	(110)	(2,429)
(Gain)loss on sale and impairment of property and equipment	1,273	(18)
Deferred income taxes	(395)	(2,053)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(7,985)	(580)
Vehicle pooling costs	9,277	861
Inventory	739	271
Prepaid expenses and other current assets	2,819	(1,013)
Other assets	(60)	251
Accounts payable and accrued liabilities	353	10,825
Deferred revenue	(5,038)	(868)
Income taxes receivable	8,690	5,590
Income taxes payable	13,923	16,634
Net cash provided by operating activities	77,538	77,691

Cash flows from investing activities:
Purchases of property and equipment	(14,777)	(23,512)
Proceeds from sale of property and equipment	3,704	605
Net cash used in investing activities	(11,073)	(22,907)

Cash flows from financing activities:
Proceeds from the exercise of stock options	674	1,026
Excess tax benefit from share-based payment arrangements	110	2,429
Repurchase of common stock	(75,710)	(3,532)
Net cash used in financing activities	(74,926)	(77)

Effect of foreign currency translation	743	881

Net (decrease) increase in cash and cash equivalents	(7,718)	55,588

Cash and cash equivalents at beginning of period	268,188	162,691
Cash and cash equivalents at end of period	$260,470	$218,279

Supplemental disclosure of cash flow information:
Interest paid	$15	$142
Income taxes paid	$122	$1,607

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000